Delaware

PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

"TARGET ACQUISITIONS I, INC.", A DELAWARE CORPORATION,

WITH AND INTO "UHF INCORPORATED" UNDER THE NAME OF "UHF INCORPORATED", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE SECOND DAY OF JULY, A.D. 2014, AT 12:16 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

5059559 8100M

140911605

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 1507431

DATE: 07-03-14

You may verify this certificate online at corp.delaware.gov/authver.shtml

 STATE OF DELAWARE
CERTIFICATE OF OWNERSHIP
SUBSIDIARY INTO PARENT
Section 253
CERTIFICATE OF OWNERSHIP
MERGING
TARGET ACQUISITION I, INC.
INTO
UHF INCORPORATED
___________________________________________
(Pursuant to Section 253 of the General Corporation Law of Delaware)

UHF Incorporated, a corporation incorporated on the 1st day of November,2011, pursuant to the provisions of the General Corporation Law of the State of Delaware;

DOES HEREBY CERTIFY that this corporation owns 100% of the capital stock of Target Acquisitions I, Inc., a corporation incorporated on the 27th day of June, 2008 A.D., pursuant to the provisions of the General Corporation Law of the State of Delaware, and that this corporation, by a resolution of its Board of Directors duly adopted by unanimous written consent in lieu of a meeting this 30th day of June, 2014 A.D., determined to and did merge into itself said Target Acquisitions I, Inc., which resolution is in the following words to wit:

WHEREAS this corporation lawfully owns 100% of the outstanding stock of Target Acquisitions I, Inc., a corporation organized and exiting under the laws of the State of Delaware, and

WHEREAS this corporation desires to merge into itself the said Target Acquisitions I, Inc., and to be possessed of all the estate, property, rights, privileges and franchises of said corporation,

NOW, THEREFORE, BE IT RESOLVED, that this corporation merge into itself said Target Acquisitions I, Inc., and assumes all of its liabilities and obligations, and

FURTHER RESOLVED, that an authorized officer of this corporation be and he is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said Target Acquisitions I, Inc., and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County; and

FURTHER RESOLVED, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.

IN WITNESS WHEREOF, said parent corporation has caused its corporate seal to be affixed and this certificate to be signed by an authorized officer this 2nd day of July, 2014 A.D.

By:	/s/ Changkui Zhu
Changkui Zhu
Chief Executive Officer